UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 16, 2010

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York   11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:           (718) 782-6200

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                                 Material Amendment of Compensatory Arrangement for Certain Officers

The Company maintains a Benefit Maintenance Plan (“BMP”), a non-qualified deferred compensation plan, the purpose of which is to provide certain officers of the Company and its subsidiaries with the benefits the additional benefits they would accrue under the Company’s tax-qualified retirement plans but for the fact that benefits under the tax-qualified plans are limited by compensation, contribution and benefit limitations imposed on tax-qualified plans by the Internal Revenue Code. Benefit accruals under the BMP had previously been frozen effective December 31, 2004.  On December 16, 2010, the Registrant amended the BMP to reinstate benefit accruals effective (a) prospectively from January 1, 2011 for all employees whose compensation exceeds the applicable compensation limit for tax-qualified plans ($245,000 for 2011 and (b) retroactively to January 1, 2005 ) in the case of individuals who were participants in the BMP on December 31, 2004 and continue as active employees on December 31, 2010.    Based upon current compensation levels, ten of the Registrant’s officers will be eligible to receive benefits under the BMP (including all Named Executives) upon reinstatement of prospective benefits effective January 1, 2011, and all current Named Executives who were Named Executives of the Registrant as of December 31, 2004 are eligible to receive the retroactive benefit.

Item 9.01                                Exhibits

The amended BMP is attached hereto as Exhibit 99.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

By:	/s/ KENNETH J. MAHON
Kenneth J. Mahon
First Executive Vice President and Chief Financial Officer

Dated:  December 21, 2010

INDEX TO EXHIBITS

Exhibit Number

(99)	Amended Benefit Maintenance Plan.